UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Oxford Square, - Hanover, Maryland

On March 7, 2014, CNL Growth Properties, Inc. (the “Company”) through GGT Oxford Holdings, LLC, a Delaware limited liability company (the “CGP JV Partner”), a wholly owned subsidiary of the Company’s operating partnership, entered into a limited liability company agreement, more fully described below (the “Oxford Square JV Agreement”) with WF Oxford Square, LLC, a Delaware limited liability company (the “Woodfield JV Partner” and collectively with the CGP JV Partner, the “JV Partners”) for the purpose of forming GGT Oxford Venture MD, LLC, a Delaware limited liability company (the “Oxford Square Joint Venture”). The Woodfield JV Partner is an affiliate of Woodfield Investments, LLC, a Virginia limited liability company (“Woodfield”).

On March 7, 2014, pursuant to an assignment of a purchase and sale agreement, as amended, between, Kellogg-CCP, LLC, as the seller, and Woodfield Acquisitions, LLC, an affiliate of Woodfield, as the buyer, the Oxford Square Joint Venture acquired a fee simple interest in an approximately 9 acre parcel of land in Hanover, Howard County, Maryland, a suburb to the south of Baltimore (the “Oxford Square Property”). The purchase price of the Oxford Square Property was $9.9 million, including closing costs. As partial payment for the acquisition of the Oxford Square Property, on March 7, 2014, the Oxford Square Joint Venture borrowed $4,960,000 from Wells Fargo Bank, N.A. The balance of the purchase price for the Oxford Square Property was funded with the preliminary capital contributions of the JV Partners to the Oxford Square Joint Venture, in the approximate amounts of $3.15 million by the CGP JV Partner, and $2.1 million by the Woodfield JV Partner.

The Oxford Square Joint Venture will develop, construct and operate the Oxford Square Property as a 248-unit multifamily residential community, which will be known as “Oxford Square” (the “Oxford Square Project”). The Oxford Square Project will consist of 4 residential apartment buildings having a total net rentable area of approximately 247,330 square feet, and an average gross unit size of approximately 997 square feet. Among its amenities, the Oxford Square Project will feature a clubhouse, fitness studio, and approximately 391 parking spaces. The Oxford Square Project will be the Company’s first multifamily development project in the State of Maryland.

The total project budget for the Oxford Square Project is $51.3 million, including land and construction costs. Although no binding agreements have been entered into with respect to the financing of the development as of the date of this Current Report, the Oxford Square Joint Venture anticipates entering into and closing on, by June 30, 2014, a construction loan in the amount of $35.6 million, to fund the development, construction and other costs associated with the Oxford Square Project (the “Construction Loan”). Woodfield, or another entity acceptable to the CGP JV Partner, will provide all guaranties required in connection with the Construction Loan, including completion and cost guaranties, as required by the CGP JV Partner or the lender for the Construction Loan.

Generally, in the event that the Oxford Square Joint Venture does not enter into and close on an acceptable Construction Loan by June 30, 2014, or if the Oxford Square Joint Venture is not able to obtain certain final site approvals by July 31, 2014, the CGP JV Partner will have the right, but not the obligation, to sell its entire interest in the Oxford Square Joint Venture to the Woodfield JV Partner for a purchase price equal to the amount of the CGP JV Partner’s total capital contributions to the Oxford Square Joint Venture (the “Put Option”), and Woodfield has guaranteed the purchase obligation of the Woodfield JV Partner under the Put Option. In addition, the Woodfield JV Partner’s obligation under the Put Option is secured by certain distributions from a major capital event that are payable to an affiliate of Woodfield pursuant to the joint venture agreement governing an existing joint venture between the Company and Woodfield affiliates relating to the Company’s property located in Mount Pleasant, South Carolina (the Long Point Property”). Further, the CGP JV Partner also has the right, in the event that the Oxford Square Joint Venture does not enter into and close on an acceptable Construction Loan by June 30, 2014, or if the Oxford Square Joint Venture is not able to obtain certain final site approvals July 31, 2014, to cause the sale of the Oxford Square Property, in which event, distributions from such sale will be payable first to the CGP JV Partner until its total capital contribution has been returned, then to the Woodfield JV Partner until its capital contributions have been returned, and then thereafter pro rata to the JV Partners.

Woodfield Development Company, an affiliate of Woodfield (the “Woodfield Developer”) will serve as the developer of the Oxford Square Project under the terms of a development agreement dated March 7, 2014 (the “Oxford Square Development Agreement”). The Woodfield Developer has agreed to develop, construct and deliver the Oxford Square Project at a guaranteed maximum price of $51.3 million, which includes a development fee equal to 3.25% of the final construction budget. Pursuant to the Oxford Square Development Agreement,

Woodfield has provided the Oxford Square Joint Venture with an absolute, unconditional and irrevocable guaranty of any construction cost overruns. The Oxford Square Development Agreement contains customary representations, warranties, insurance, indemnification, events of default, termination, dispute resolution, and other provisions.

In connection with a closing of the Construction Loan, the Oxford Square Joint Venture will enter into a construction agreement (a “Construction Contract”) for the Oxford Square Project which will provide for a construction fee at market rates. Construction will begin following the closing of the Construction Loan; and the general contractor will be required to achieve substantial completion within 24 months of obtaining permits, but not later than April of 2016, subject to certain excusable delays.

Once completed, it is currently expected that the leasing and management of the Oxford Square Project will be provided by an experienced independent third party property management firm specializing in the on-site management of multifamily properties.

As of the closing of the purchase of the Oxford Square Property on March 7, 2014, the initial interests of the JV Partners in the Oxford Square Joint Venture are 60% for the CGP JV Partner and 40% for the Woodfield JV Partner. However, pursuant to the terms of the Oxford Square JV Agreement, in the event that the Construction Loan is consummated, the interest of the CGP JV Partner will increase to 95% and the interest of the Woodfield JV Partner will decrease to 5%, and accordingly, the CGP JV Partner will fund initial capital contributions of up to a maximum of $14.9 million for its 95% interest in the Oxford Square Joint Venture, and the Woodfield JV Partner’s maximum initial capital contribution will decrease to $785,728 for its 5% interest in the Oxford Square Joint Venture. Under certain circumstances, the JV Partners may be required to contribute additional capital. The Company, through the CGP JV Partner, is the managing member, although the Company has delegated to the Woodfield JV Partner the authority to manage certain of the day-to-day operations of the Oxford Square Joint Venture, subject to the Company’s approval of certain major decisions that require the consent of the CGP JV Partner and to the Company’s right to terminate such delegation of authority.

Generally, under the terms of the Oxford Square JV Agreement, operating cash flow will be distributed on a pro rata basis in accordance with the JV Partners’ respective percentage interests. Upon the occurrence of a major capital event, such as a sale of substantially all of the assets of the Oxford Square Joint Venture or refinancing of the Construction Loan, the net proceeds of the capital event generally will be distributed pro rata until accrued and unpaid minimum cumulative operating returns on capital equal to 10.5% per annum are achieved and invested capital is returned. Thereafter, the Woodfield JV Partner will receive a disproportionately higher share of remaining proceeds at varying percentages based on the Company’s having achieved certain minimum threshold internal rates of return on its investment. Such distributions would be modified as previously discussed, however, if the CGP JV Partner has caused the sale of the Oxford Square Property in the event that the Oxford Square Joint Venture is not able to timely obtain an acceptable Construction Loan by June 30, 2014 or obtain certain final site approvals July 31, 2014.

Generally, at any time 24 months after completion of the Oxford Square Project, the CGP JV Partner may cause the direct or indirect sale or other transfer by the Oxford Square Joint Venture of the Oxford Square Project. In addition, at any time 24 months after completion of the Oxford Square Project, the CGP JV Partner may make an all cash offer to (i) purchase the interests of the Woodfield JV Partner in the Oxford Square Joint Venture, or (ii) sell its entire interest in the Oxford Square Joint Venture to the Woodfield JV Partner. The Woodfield JV Partner shall have a similar right to make an all cash offer to (a) purchase the entire interest of the CGP JV Partner’s in the Oxford Square Joint Venture, or (b) sell its entire interest in the Oxford Square Joint Venture to the CGP JV Partner. In the event of any such proposal by a JV Partner, the responding JV Partner shall be obligated to either (x) accept the proposal, or (y) to elect to purchase the interests of the proposing JV Partner, at a formula price based on the value of the Oxford Square Project, less debts, liabilities and expenses, as set forth in the Oxford Square Joint Venture Agreement.

Woodfield is a privately-held real estate development company based in Virginia specializing in multi-family developments and its principals have developed apartment communities principally in the southeastern states. We are not affiliated with Woodfield or its affiliates; however, the Oxford Square Project is our third joint venture project with Woodfield. In May of 2011, the Company partnered with Woodfield in the acquisition, development and management of the Long Point Property, a 258 unit Class A garden-style apartment community located on the approximately 32 acres in a suburb of Charleston, South Carolina. In February of 2012, the Company partnered with Woodfield in the acquisition, development and management of a 298 unit Class A garden-style apartment community located on approximately 13 acres in southwest Charlotte, South Carolina.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contract for the Purchase of Real Property by and between Kellogg-CCP, LLC, as Seller and Woodfield Acquisitions, LLC, its permitted successors and assigns, as Purchaser, dated May 10, 2013, and amendments thereto.

10.2	Assignment of Contract by and between Woodfield Acquisitions, LLC and GGT Oxford Venture MD, LLC, dated March 7, 2014.

10.3	Limited Liability Company Agreement of GGT Oxford Venture MD, LLC, dated March 7, 2014.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2014		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Rosemary Q. Mills
Rosemary Q. Mills
Chief Financial Officer and Treasurer